Exhibit 99.1
PRESS RELEASE
For immediate release
TRICO REPORTS THIRD QUARTER RESULTS — STRENGTH CONTINUES IN
SUBSEA SERVICES BUSINESSES AS COMPANY DRAMATICALLY
IMPROVES BALANCE SHEET
THE WOODLANDS, TX, November 4, 2009 /GLOBENEWSWIRE/ — Trico Marine Services, Inc. (NASDAQ: TRMA - News) (the “Company” or “Trico”) today announced its financial results for the third quarter of 2009 of revenues of $190 million, operating income of approximately $6 million and net income of $0.36 per diluted share. The strength in the Subsea Services and Subsea Trenching and Protection divisions shown in the second quarter, continued into the third quarter.
Chairman and Chief Executive Officer, Joseph S. Compofelice, commented, “The strength of our third quarter results reflects the strong performance by our subsea services divisions, DeepOcean and CTC Marine. These divisions have positioned us for future growth in emerging subsea markets with 45% of their revenues earned in Latin America, the Middle East/Mediterranean, China and other areas of Southeast Asia, substantially offsetting the weakness in the North Sea.”
Mr. Compofelice continued, “We made excellent progress regarding our liquidity challenges with the successful closing of our $400 million high yield notes offering. With those proceeds, we eliminated substantially all of the Company’s commercial bank debt worldwide, and have deferred amortization of principal for five years. This improved our balance sheet with the current portion of our long-term debt being reduced from $188 million at June 30, 2009 to $22 million at September 30, 2009. We also completed non-core OSV asset sales of almost $40 million in the second half of 2009 (for a total of approximately $70 million year-to-date) thus far and will look at further sales when and as appropriate.”
Summary Results Compared to Q2 2009
Total revenues for the third quarter of 2009 were $190 million, compared to $180 million for the second quarter of 2009. Operating income in the third quarter was $5.5 million, after net charges for impairments and loss on sales of assets of $2.0 million. This compares to $15.2 million in the second quarter, after the net benefit of impairments and gain on sales of assets of 3.7 million. Operating income in the third quarter reflected a $13 million improvement within our Subsea Services segment. The overall reduction in operating income from the second quarter, excluding the items mentioned above, was solely attributable to the performance of the Company’s towing and supply business, which we expect to stabilize in the future as the Company continues to divest itself of non-core OSV assets.

Division Results
In the Company’s Subsea Services segment, principally DeepOcean, revenues increased by $2 million and operating income adjusted for the effect of impairment was consistent with the second quarter.
In the Company’s Subsea Trenching and Protection segment, CTC Marine, revenues increased by $11 million although operating income decreased by $1 million primarily driven by service mix.
In both DeepOcean and CTC Marine, average day rate spreads were strong, as each business enlarged the scope of services provided during the third quarter.
For the Towing and Supply segment, day rates and utilization reflect the weakness in West Africa and North Sea spot markets. After the end of the quarter, the Company sold two North Sea class vessels for approximately $40 million reducing its exposure to a market with excess supply. In addition, the Company has targeted additional vessels for sale, as the Company continues to seek ways to reduce its exposure to the North Sea spot market Towing and Supply sector.
Liquidity
Since the end of the prior quarter and through the date of this release, the Company has, through a series of transactions, continued to improve its liquidity position as follows:
•	Completed a $400 million high-yield notes offering, effectively deferring scheduled maturities in 2010 of $220 million. The terms of the high-yield note offering includes several partial pre-payment options as well;
•	Received proceeds from asset sales of approximately $40 million;
•	Obtained the right to cancel four newbuilds, reducing its capital expenditure obligation, net of refund guarantees, by approximately $100 million; and
•	Negotiated two working capital facilities totaling $58 million.
At September 30, 2009, the Company had $42 million in cash and $739 million in total debt.
Pro-forma for the refinancing, the Company’s cash and credit availability to fund capital expenditures is approximately $80 million.
Market Outlook
The Company’s backlog remains healthy at approximately $700 million of termed out or long-term contracts primarily in its subsea segments. On a consolidated basis, revenues for the third quarter had the following geographic mix: 52% in the North Sea, of which approximately two-thirds are subject to long-term contracts, 19% in China, where the Company currently has four subsea service spreads in the South China Sea, 12% in Mexico and Brazil and 17% in West Africa, the Middle East, Mediterranean and Australia.

In addition, during the quarter the Company announced contract awards representing $50 million in value, approximately $35 million of which are new subsea contract awards. Recent subsea tender activity suggests to the Company that the market outlook remains cautiously optimistic for 2010, with a stronger outlook in 2011.
Conference Call Information
The Company will conduct a conference call at 8:30 a.m. ET on Thursday, November 5, 2009, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial (800) 768-6569, access code 4736768, in the United States or (785) 830-7992, access code 4736768, from outside the country.
A telephonic replay of the conference call will be available until November 19, 2009, starting approximately 1 hour after the completion of the call, and can be accessed by dialing (888) 203-1112 access code 4736768 (international calls should use (719) 457-0820, access code 4736768).
About Trico
The Trico Marine Group is an integrated provider of subsea, trenching and marine support vessels and services. Trico’s Towing and Supply division provides a broad range of marine support services to the oil and gas industry through use of its diversified fleet of vessels including the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment, and support for the construction, installation, repair and maintenance of offshore facilities. Trico’s Subsea Services and Subsea Protection divisions control a well equipped fleet of vessels and operate a fleet of modern ROVs and trenching and other subsea protection equipment. Trico Marine Services, Inc. is headquartered in The Woodlands, Texas and has a global presence with operations in the North Sea, West Africa, Mexico, Brazil and Southeast Asia.
For more information about Trico Marine Services, Inc. visit us on the web at www.tricomarine.com.
Certain statements in this press release that are not historical fact may be “forward looking statements.” Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for the Company’s future operations. Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks (known and unknown) and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. These risks, by way of example and not in limitation, include the Company’s objectives, business plans or strategies, and projected or anticipated benefits or other consequences of such plans or strategies; the Company’s ability to obtain adequate financing on a timely basis and on acceptable terms, including with respect to refinancing debt maturing in the next twelve months; the Company’s ability to continue to service, and to comply with our obligations under, our credit facilities and our other indebtedness; projections involving revenues, operating results or cash provided from operations, or the Company’s anticipated capital expenditures or other capital projects; overall demand for and pricing of the Company’s vessels; changes in the level of oil and natural gas exploration and development; the Company’s ability to successfully or timely complete its various vessel construction projects; further reductions in capital spending budgets by customers; further decline in oil and natural gas prices; projected or anticipated benefits from acquisitions; increases in operating costs; the inability to accurately predict vessel utilization levels and day rates; variations in global business and economic conditions; the results, timing, outcome or effect of pending or potential litigation and our intentions or expectations with respect thereto and the availability of insurance coverage in connection therewith; and the Company’s ability to repatriate cash from foreign operations if and when needed. A further description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company’s results of operations or financial condition, are included in the Company’s Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report. These results should be considered preliminary until the Company files its Form 10-Q with the Securities and Exchange Commission.
Contact info:
Geoff Jones
Vice President and Chief Financial Officer
(713) 780-9926

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2009	June 30, 2009

Revenues	$189,855	$179,732

Operating expenses:
Direct operating expenses	143,456	130,221
General and administrative	19,594	19,390
Depreciation and amortization	19,324	18,547
Impairments	1,184	14,023
(Gain) loss on sales of assets	768	(17,684)

Total operating expenses	184,326	164,497

Operating income	5,529	15,235

Interest expense, net of amounts capitalized	(8,587)	(11,665)
Interest income	181	790
Unrealized gain (loss) on mark-to-market of embedded derivative	(21,026)	476
Gain on conversions of debt	—	551
Refinancing costs	—	(6,224)
Other expense, net	30,526	1,857

Income before income taxes	6,623	1,020
Income tax benefit	(1,891)	(3,641)

Net income	8,514	4,661
Less: Net (income) loss attributable to the noncontrolling interest	859	(514)

Net income attributable to Trico Marine Services, Inc.	$9,373	$4,147

Earnings per common share:
Basic	$0.46	$0.22

Diluted	$0.36	$0.22

Weighted average shares outstanding:
Basic	20,502	18,601

Diluted	35,179	26,345

Cash Flow Data:
Cash provided by operating activities	$37,506	$44,093
Cash provided by (used in) investing activities	(16,784)	134
Cash used in financing activities	(18,542)	(73,066)
Capital expenditures	(17,952)	(29,291)

Balance Sheet Data:	September 30, 2009	June 30, 2009
Cash and cash equivalents	$41,733	$35,069
Total assets	1,236,218	1,182,684
Total short-term debt	22,296	187,533
Total long-term debt (including derivative liability)	716,531	521,036
Total liabilities	976,760	936,567
Total equity	259,458	246,117

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
Consolidating Statements of Income
(Unaudited)
(In thousands)

	Three Months Ended September 30, 2009
			Subsea
	Towing and		Trenching	Corporate &
	Supply	Subsea Services	and Protection	Eliminations	Total

Revenues	$31,414	$87,519	$79,693	$(8,771)	$189,855

Operating expenses:
Direct operating expenses	24,960	63,128	64,139	(8,771)	143,456
General and administrative	4,874	4,008	4,660	6,052	19,594
Depreciation and amortization	4,769	9,682	4,795	78	19,324
Impairment	—	1,184	—	—	1,184
(Gain) loss on sales of assets	785	—	(17)	—	768

Total operating expenses	35,388	78,002	73,577	(2,641)	184,326

Operating income (loss)	$(3,974)	$9,517	$6,116	$(6,130)	$5,529

	Three Months Ended June 30, 2009
			Subsea
	Towing and		Trenching	Corporate &
	Supply	Subsea Services	and Protection	Eliminations	Total

Revenues	$32,548	$85,454	$68,353	$(6,623)	$179,732

Operating expenses:
Direct operating expenses	22,705	61,793	52,346	(6,623)	130,221
General and administrative	5,006	3,807	3,917	6,660	19,390
Depreciation and amortization	4,769	9,181	4,518	79	18,547
Impairment	—	14,023	—	—	14,023
Gain on sales of assets	(17,667)	—	(9)	(8)	(17,684)

Total operating expenses	14,813	88,804	60,772	108	164,497

Operating income (loss)	$17,735	$(3,350)	$7,581	$(6,731)	$15,235

Internally, we measure operating performance based on EBITDA, a non-GAAP financial measure, and we believe EBITDA is used by investors to evaluate and compare our cash flow generating capacity to other companies in our industry. We calculate EBITDA as operating income (loss) before depreciation and amortization, impairments and (gain) loss on sale of assets.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
Vessel Metrics

	Month Ended	Three Months Ended
	October 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Average Day Rates:
Subsea Services
MSVs (1)	$90,554	$86,772	$79,164	$68,051
SPSVs/MPSVs (2)	26,421	26,995	27,638	21,104

Subsea Trenching and Protection	$140,717	$141,049	$127,991	$91,120

Towing and Supply
North Sea Class (3)	$16,008	$17,796	$17,012	$19,206
OSVs (4)	6,781	6,167	6,645	7,168

Utilization:
Subsea Services
MSVs	66%	91%	92%	73%
SPSVs/MPSVs	58%	71%	80%	68%

Subsea Trenching and Protection	93%	97%	98%	90%

Towing and Supply
North Sea Class	78%	83%	76%	81%
OSVs	66%	61%	66%	67%

Average Number of Vessels:
Subsea Services
MSVs	10.0	10.0	9.7	9.1
SPSVs/MPSVs	7.0	7.5	7.0	7.0

Subsea Trenching and Protection	4.4	4.4	4.8	3.5

Towing and Supply
North Sea Class	10.0	12.0	12.3	13.0
OSVs	29.0	33.0	37.4	38.0

(1)	Multi-purpose service vessels

(2)	Subsea platform supply vessels/Multi-purpose platform supply vessels

(3)	Anchor handling, towing and supply vessels and platform supply vessels

(4)	Offshore supply vessels

Trico Marine Service, Inc.
Debt Schedule at September 30, 2009 and Pro Forma for High-Yield Notes
(Unaudited)
(In thousands)

		Pro-Forma
	Without High	for High
	Yield Notes	Yield Notes
	September 30,	September 30,
	2009	2009
Remaining debt:
$50 million U.S. Revolving Credit Facility Agreement, maturing in December 2011	$31,509	$31,509
$202.8 million face amount, 8.125% Convertible Debentures, net of unamortized discount of $13.5 million as of September 30, 2009, interest payable semi-annually in arrears, maturing on February 1, 2013	189,317	189,317
$150.0 million face amount, 3.0% Senior Convertible Debentures, net of unamortized discount of $31.5 million and $35.9 million as of September 30, 2009 and December 31, 2008, respectively, interest payable semi-annually in arrears, maturing on January 15, 2027	118,483	118,483
6.11% Notes, principal and interest due in 30 semi-annual installments, maturing April 2014	6,286	6,286
Other debt	726	726

Total amount of remaining debt	346,321	346,321

New debt:
Senior Secured Notes	—	385,572
Trico Shipping Working Capital Facility	—	—

Total amount of new debt	—	385,572

Debt paid and refinanced:
NOK 350 million Revolving Credit Facility, maturing January 1, 2010	59,803	—
NOK 230 million Revolving Credit Facility, maturing January 1, 2010	19,822	—
NOK 150 million Additional Term Loan, maturing January 1, 2010	9,097	—
NOK 200 million Overdraft Facility, maturing January 1, 2010	16,028	—
23.3 million Euro Revolving Credit Facility, maturing March 31, 2010	20,671	—
$100 and $200 million Revolving Credit Facility, maturing in May 2013	172,759	—
$18 million Revolving Credit Facility, maturing December 5, 2011	14,500	—
8 million Sterling Overdraft Facility, due on demand	17,173	—
24.2 million Sterling Asset Financing Revolving Credit Facility, maturing no later than December 13, 2014	16,762	—
Finance lease obligations assumed in the acquisition of DeepOcean, maturing from October 2009 to November 2015	14,873	—
Other debt assumed in the acquisition of DeepOcean	6,246	—

Total amount of debt paid and refinanced	367,734	—

Total debt	714,055	731,893
Less current maturities	239,787	22,296

Long-term debt	$474,268	$709,597